CUSIP No. 82509L107	13G	Page 13 of 13 Pages

Exhibit 1

Members of Group

Deer VII & Co. Ltd.

Deer VII & Co. L.P.

Bessemer Venture Partners VII L.P.

Bessemer Venture Partners VII Institutional L.P.

BVP VII Special Opportunity Fund L.P.